UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2024

SPX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6948	88-3567996
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6325 Ardrey Kell Road, Suite 400,
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (980) 474-3700

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, par value $0.01	SPXC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On February 7, 2024, 15738393 Canada Inc. (the “Purchaser”), an indirect wholly-owned subsidiary of SPX Technologies, Inc. (the “Company”), entered into a Share Purchase Agreement dated as of February 7, 2024 (the “Purchase Agreement”) with 15737338 Canada Inc. (“Newco 2”), Giuseppe Racanelli Family Trust (“G. Family Trust”), Lise Daigle Family Trust (“L. Family Trust”, and collectively with Newco 2 and G. Family Trust, the “Vendors”), Giuseppe J. Racanelli, as representative of the Vendors, 12508991 Canada Inc. (“991”), 12509008 Canada Inc. (“008” and collectively with 991, the “Target Corporations”), 3566382 Canada Inc. (“382”, and collectively with 991 and 008, the “Purchased Holdcos”), Gestion Racan Inc. (“Gestion Racan”), Ingénia Technologies Inc. (“Ingénia” and collectively with Gestion Racan, the “Operating Entities”), 15736854 Canada Inc. (the “Guarantor”), as guarantor of the obligations of the Vendors, and solely for the purposes of Section 6.6(b) of the Purchase Agreement, 15637406 Canada Inc. and 15708869 Canada Inc.

Pursuant to the Purchase Agreement, on February 7, 2024 the Purchaser purchased from the Vendors all of the issued and outstanding shares of the Target Corporations (which are the ultimate parent entities of 382 and the Operating Companies and together with 382 and the Operating Companies are referred to as the “Ingénia Group”) for aggregate consideration of approximately $(Cdn.)405 million in cash (subject to customary closing date adjustments (the “Adjustments”) for specified net working capital, cash, indebtedness and transaction related expenses of the Ingénia Group).

The Purchase Agreement provides that, contemporaneously with the consummation of the purchase of the Target Companies, that the Purchaser deposit approximately $(Cdn.)2,462,500 of the purchase price in an escrow account to be applied to fund downward Adjustments to the purchase price and specified indemnification obligations of the Vendors under the Purchase Agreement. The Purchase Agreement includes customary provisions, including a collar for the Adjustments, the determination of the amount of the Adjustments, and the method for resolution of disagreements with respect to the amounts of the Adjustments.

Each of the Purchaser and the Vendors made customary representations, warranties and post-closing covenants in the Purchase Agreement. In addition, the Purchase Agreement provides for the indemnification of the Purchaser by the Vendors with respect to the accuracy of specified representations and warranties of the Vendors in the Purchase Agreement and specified other matters, with the amount of the indemnification obligation with respect to certain matters to be limited by recoveries by the Purchaser under an indemnification escrow and a representation and warranty insurance policy obtained by the Purchaser at its expense. The Purchase Agreement provides for the guarantee to the Purchaser by the Guarantor of the obligations of the Vendors under the Purchase Agreement and for other limited guarantees provided by 15637406 Canada Inc. and 15708869 Canada Inc.

The foregoing is a brief summary of the terms of the Purchase Agreement that are material to the Company and is not intended to be a complete description of all terms of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX TECHNOLOGIES, INC.
(Registrant)

Date: February 8, 2024	By:	/s/ JOHN W. NURKIN
John W. Nurkin
Vice President, General Counsel and Secretary

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